WITHOUT PREJUDICE and SUBJECT TO CONTRACT                               21/03/03

THIS AGREEMENT is made the Twenty-first day of March 2003

BETWEEN

(1)  Lapland UK Ltd. (Reg. No. 02520180) ("Lapland");

(2)  Mobile Planet Ltd. (Reg. No. 02687500) ("Mobile");

(3)  Cyberia (UK) Ltd. (Reg. No. 03438944) ("Cyberia");

(4)  24Holdings Inc., a USA corporation;

together hereinafter the Corporate Parties

(5)  Mr. Michael Neame ("Mr. Neame");

(6)  Mr. Larsake Sandin ("Mr. Sandin");

(7)  Mr. Lennart Orkan ("Mr. Orkan");

(8)  Mr. Roger Woodward ("Mr. Woodward");

(9)  Mr. Urban von Ueler ("Mr. von Ueler");

(10) Mr. Akbar Seddigh ("Mr. Seddigh");

together hereinafter "the Individual Parties"

(11) 24Store (Europe) Ltd. (Reg. No. 03605559) ("the Company"); and

(12) Mr. Martin Clarke ("you"/"your")

WHEREAS

(A)  You are party to the following agreements:

     l. A Share Sale and Purchase Agreement dated 18th September 1998 made between you, Mr. Neame and Infinicom AB ("Infinicom");

     2. A Supplemental Agreement dated 2nd November 1998 made between you, Mr. Neame and Infinicom;

     3. A Deed relating to taxation dated 2nd September 1998 made between you, Mr. Neame, Infinicom, Lapland, Mobile and Cyberia;

     4. A Share Sale and Purchase Agreement dated 6th May 1999 made between you, Mr. Neame, the Company and Infinicom;

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     5.   A Deed of Subscription, Amendment and Release dated 31st March 2000 made between you, Mr. Neame, the Company, 24Holdings and Infinicom;

     6.   An Option Agreement dated 31st March 2000 made between you and
          Infinicom;

     7. A Subscription Agreement dated 31st March 2000 made between you and 24Holdings

     All hereinafter "the Contracts"

(B) You were employed by the Company and that employment terminated on 17th July 2002 ("the Termination Date) by reason of redundancy;

(C) You assert various claims against the Company arising out of the termination of your employment;

(D) the Company is entering into this agreement for itself and in trust for each of its Associated Companies, with the intention that each such company will be entitled to enforce it directly against you;

(E) the Company is authorized to execute this Agreement on its own behalf and on behalf of each of the Corporate Parties and each of the Individual Parties

NOW IT IS AGREED as follows:

1.   Definitions and Interpretations

1.1  In this Agreement;

     "the Adviser" means: Mr. Nicholas Bowers of Clarke & Son, solicitors

     "Associated Company" means any of the Corporate Parties and/or any associated company (within the meaning of the Income and Corporation Taxes Act 1988 Section 416(1)) of 24Store;

     "the Complaints" are unfair dismissal, wrongful dismissal, breach of contract, unlawful deduction from wages;

     "Confidential Information" means any trade secrets or other confidential information relating to the business of the Company and any Associated Company, including but not limited to secrets and information relating to plans, forecasts, budgets, strategies, accounts, finances, intellectual property, products, services, prospective products, prospective services, terns of business and terms of employment of the Company or any Associated Companies and any of its or their dealings transactions or affairs or any such confidential information or trade secrets concerning or relating to its or their suppliers agents, customers/clients, potential customers/clients, consultants, servants, employees or officers;

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     "the Exceptions" means:

     (a) any claim against the Company for personal injury of which you are not aware at the date of this Agreement, other than a claim framed as arising directly or indirectly out of or connected with any claim referred to in clause 4.1;

     (b) any claim solely founded on an alleged breach of any of the Contracts which you have or may have against any of the Corporate Parties or against their officers servants or agents.

          "the Legal Expenses" means:           (pound) 750.00 + VAT

          "the Severance Payment" means:        (pound) 30,000.00

          "the Further Payment" means:          (pound) 15,000.00

          "the Statutory Claims" means any claim which could be brought before an Employment Tribunal or a Court of Law pursuant to Article 119 of the Treaty of Rome, the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Wages Act 1986, the Employment Act 1988, the Trade Union and Labour Relations (Consolidation) Act 1992, the Trade Union Reform and Employment Rights Act 1993, the Disability Discrimination Act 1995, the Employment Rights Act 1996, the Working Time Regulations 1998, the National Minimum Wage Act 1998, the Human Rights Act 1998, the Employment Relations Act 1999, the Transnational Information and Consultation of Employees Regulations 1999, the Part-Time Workers Regulations 2000 or any amendment or replacement or re-enactment of any such statutes or regulations.

1.2 Reference to the Company in clauses 3 and 4 of this Agreement shall, unless the context plainly does not permit, be deemed to include reference to the Company's shareholders, officers and employees and to each and every Associated Company of the Company, their respective shareholders, officers and employees.

1.3  The headings to clauses are for convenience only and have no legal effect.

1.4 Although this Agreement is marked "without prejudice", upon receipt by the Company of a copy of this Agreement signed by you and a letter as set out in Schedule 1 signed by your legal adviser, and upon the Agreement's execution on behalf of the Company and on behalf of the Individual Parties and the Corporate Parties it will thereupon constitute an open and binding Agreement between all the parties.

1.5  Save as otherwise set out in the Contracts, this Agreement (including
     Schedule 1) sets out the entire agreement between the you and the other parties hereto and supersedes all prior discussions between you and them or between your and their advisers and all statements, representations, warranties, proposals, and understandings whether oral or written.

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2.   The Company's obligations

2.1 Subject to your continuing compliance with the terms of this Agreement, the Company (on its own behalf and on behalf of the Corporate Parties and the Individual Parties) will pay to you, without admission of liability, as compensation for termination of your employment and in consideration for your performance of your obligations and undertakings set out herein, no earlier than 6th April 2003 and no later than 20th April 2003 (but in any event no earlier than 14 days after the date of this Agreement), and having regard to your obligation to mitigate your losses, the Severance Payment and the Further Payment, less (in each case) such deductions for tax as the Company is obliged to make.

2.2 The Company will contribute not more than the Legal Expenses towards your reasonable legal costs exclusively in connection with advice and assistance relating to the negotiation and conclusion of this Agreement. Payment will be made directly to the Adviser within 28 days of receipt by the Company of an appropriate VAT invoice made out to you but stated to be payable by the Company, and stating that it relates solely to such advice and assistance and that the sum invoiced does not exceed the amount due to the Adviser.

2.3 The Company will not require or encourage any director of the Company or of any Associated Company to make or publish any untrue or misleading statement or comment about you nor, subject always to the Company's legal obligations to third parties, will it require an such director to make or publish any adverse statement about you.

2.4 Insofar as any assistance you provide under clause 3.6 cannot be compelled by a court of competent jurisdiction, the Company will pay your reasonable costs and expenses incurred in providing such assistance.

2.5 The Company agrees that it will, if requested by a prospective employer or business partner of you, provide a reference in the form of the attached Appendix 1, and that it will promptly respond to any supplementary requests for further information in a manner and in terms consistent with such reference. Any such requests should be addressed to Mr. Neame.

3.   Your obligations, undertakings and warranties

3.1 You warrant that (save in the proper performance of your duties to the Company or as may be required by law) you have not divulged or disclosed or made use of and will not divulge or disclose or make use of any Confidential Information at any time.

3.2 You undertake to keep the terms of this Agreement and all discussions and correspondence relating to or leading up to it confidential and not to disclose same to any other person except to your immediate family (and you undertake to use your best endeavours to ensure they make no such disclosure), for the purpose of taking professional advice in connection with this Agreement, or as required by law. In particular, you confirm that you have not disclosed and will not at any time disclose the

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

     terms of this Agreement to anyone known or believed by you to be an employee of the Company.

3.3 You undertake not to make or publish, or cause or encourage or permit to be made or published, any statement in relation to the Company which is untrue or which is intended to have or which may have the erect of damaging or lowering its reputation.

3.4 You undertake and warrant that at no time after the Termination Date have you held yourself out or will you hold yourself out as being connected with or representing the Company in any way.

3.5 1n consideration for the Further Payment, you undertake to comply with the obligations set out at clause 11 of your service agreement with the Company dated 6th May 1999 as if the whole of that clause and all its sub-clauses were incorporated within and formed part of this Agreement

3.6 Subject to clause 2.4, you undertake to provide the Company with such assistance as it may reasonably require in the conduct of such proceedings as may arise in respect of which the Company or its professional advisers believe you may be able to assist.

3.7 You indemnify and hold the Company harmless against all or any amounts of income tax or employee national insurance contributions (excluding any amounts stated in this Agreement to be paid by the Company but including any interest, penalties and/or fines in respect thereof) which may be assessed in respect of the payments referred to at clause 2.1 provided that, in the event an assessment is made on the Company which may requires it to pay further income tax or employee national insurance contributions, the Company will provide you with copies of any such assessment and will give you a reasonable opportunity promptly to snake representations to the appropriate authorities (at your expense) to reduce or extinguish such liability before any such payment is made.

3.8 Without in any way limiting your obligations under clause 3.7, you accept that you will be personally liable to account directly to the Inland Revenue for higher rate income tax in respect of the Severance Payment and the Further Payment.

3.9 In connection with the property and affairs of the Company and/or any supplier, agent, employee, officer, customer or client of the Company, you warrant that you have:

     3.9.1 returned to the Company all books, documents, papers, computer discs and other media in whatever format, in your possession, power, custody or control and not retained any copies thereof whether in documentary, software or any other form; and

     3.9.2 returned to the Company in good condition (fair wear and tear excepted) all other property including without limitation all credit cards and keys and any vehicle (and all documentation and keys relating thereto), computer or other property material or equipment provided to you (save for those items of equipment your possible purchase of which from the Company was still being negotiated between you and the Company at the date of this Agreement).

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3.10 You warrant that you have not, as at the date of this Agreement:

     3.10.1 agreed to take employment with or provide consultancy or similar services to any person, firm or company, whether directly or via any intermediary entity; and

     3.10.2 committed any material breach of the terms of your employment, such that the Company would have been entitled to dismiss you summarily and without compensation and that, as at the date of this Agreement, you are not aware of any claims or causes of action against the Company or any Associated Company by any third party of which to the best of your knowledge the Company is not aware.

3.11 You undertake that, to the extent that you have not already done so, you will immediately resign from all directorships or other offices held by you in the Company and/or in any Associated Company, and you will immediately execute any deed and/or sign any document to give effect to such resignations.

3.12 You undertake that, immediately upon execution of this Agreement, you will advise the Southampton Employment Tribunals in writing that you have withdrawn your complaint the subject of Case No. 3103645/2002, and that you will promptly provide a copy of such advice to the Company's solicitors, Lamb Brooks of Victoria House, Winchester Street, Basingstoke RG21 7EQ.

3.13 You warrant that, save for Case No. 3103645/2002 as referred to above, neither you nor anybody on your behalf has instituted any proceedings before any Employment Tribunal or in any Court of Law anywhere in the world in respect of any claim in connection with your employment with the Company or its termination, and you undertake that, save for any claim in respect of the Exceptions, neither you nor anyone acting on your behalf will ever institute any such proceedings anywhere in the world.

3.14 You acknowledge and accept that the Company (for itself and on behalf of the Corporate Parties and Individual Parties) has agreed to the terms set out in this Agreement in reliance on your undertakings, representations and warranties set out herein and that, in the event of any material breach of same by you, the Company (on its own behalf and on behalf of the Corporate Parties and Individual Parties) and/or any of the Corporate Parties and/or any of the Individual Parties will be entitled to recover as a debt any payments made to you under the terms of this Agreement as well as any other relief as may be just or appropriate.

4.   Full and Final Settlement

4.1 Save for any claim in respect of the Exceptions, you acknowledge and accept that the payments made to you pursuant to this Agreement are in full and final settlement of all (if any) claims and rights of action of any nature in any jurisdiction in the world which you have or may have against the Company and/or any of the Corporate Parties and/or any of the Individual Parties and that, save as aforesaid, you have waived and surrendered all rights to claim against the Company or against any of the Corporate Parties or Individual Parties in the Employment Tribunals or any Court of Law anywhere in the world for damages, compensation or relief of whatever nature including, without limitation, any

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

     claim of wrongful dismissal or breach of contract or any other common law claim, or a claim of unfair dismissal, or a claim for a redundancy payment, or any of the Statutory Claims. All parties acknowledge that it is their express intention, when entering into this Agreement, that it covers all such claims, whether known or unknown to one or some or all or none of the parties, and whether or not the factual or legal basis for the claim is known or could have been known to one or some or all or none of the parties.

4.2 Save for any claim in respect of the Exceptions, you further acknowledge and agree that by accepting the payments made to you pursuant to this Agreement you have waived and foregone any rights or expectations you had or may have had in connection with any payment, whether existing now or arising in the future, under any bonus, incentive, commission or other scheme operated by the Company, or in respect of any director's fees and that, save as specifically set out in this Agreement, no other sums or benefits are due to you from the Company.

4.3 You acknowledge that you have received independent legal advice from the Adviser as to the terms and effect of this Agreement, that you are entering into it voluntarily without reservation and with the intention that it will be binding on you as a compromise agreement and otherwise, and that, having regard to the contents of a letter addressed to the Company by the Adviser in the form contained in Schedule 1 of this Agreement, the conditions regarding compromise agreements set out in, section 203(3) of the Employment Rights Act 1996 and in the corresponding provisions of the other legislation referred to in the Statutory Claims have been satisfied.

4.4 You also warrant the accuracy of clause 3 of the attached Certificate from the Adviser and acknowledge that the Severance Payment includes any statutory compensation to which you may be entitled and that it would not be just or equitable for you to receive any further compensation.

4.5  In signing this Agreement you are representing and warranting that:

     4.5.1 You have instructed the Adviser to advise you whether you have or may have any Statutory Claim against the Company arising out of or in connection with your employment or its termination;

     4.5.2 You have provided the Adviser with whatever information is in your possession, which the Adviser requires to advise you whether you have or may have any such Statutory Claim;

     4.5.3 Your only Statutory Claims or particular complaints are the Complaints; and

     4.5.4 The Adviser has advised you that, on the basis of the information available to the Adviser, you have no other Statutory Claims against the Company.

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5.   Applicable Law

5.1 This Agreement will be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts to settle any disputes, which may arise in connection with this Agreement.

SIGNED by or on behalf of the parties the day and year first before written



/s/ Michael Neame
------------------------------------
for and on behalf of 24Store (Europe) Ltd. and each of the Corporate Parties and each of the Individual Parties to this Agreement



/s/ Martin Clarke                    Martin Clarke
------------------------------------




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